                                                                       Exhibit 2
                                                                       ---------

















                                     BY-LAWS

                                       OF

                           PAX WORLD GROWTH FUND, INC.


                             A DELAWARE CORPORATION
























                                    As adopted on March 12, 1997

                                TABLE OF CONTENTS


                                                                        Page No.
                                                                        --------

ARTICLE I - Offices ....................................................    1

      SECTION 1.01.  General ...........................................    1

ARTICLE II - Stockholders ..............................................    1

      SECTION 2.01.  Annual Meetings ...................................    1
      SECTION 2.02.  Special Meetings ..................................    1
      SECTION 2.03.  Notice of Meetings ................................    1
      SECTION 2.04.  Quorum ............................................    2
      SECTION 2.05.  Adjournment .......................................    2
      SECTION 2.06.  Organization ......................................    2
      SECTION 2.07.  Voting ............................................    2
      SECTION 2.08.  Stockholders List .................................    3
      SECTION 2.09.  Addresses of Stockholders .........................    3
      SECTION 2.10.  Inspectors of Election ............................    3
      SECTION 2.11.  Action by Consent .................................    3

ARTICLE III - Board of Directors .......................................    4

      SECTION 3.01.  General Powers ....................................    4
      SECTION 3.02.  Number, Qualification and
                       Term of Office ..................................    4
      SECTION 3.03.  Quorum and Manner of Action .......................    4
      SECTION 3.04.  Place of Meeting, Etc .............................    4
      SECTION 3.05.  Regular Meetings ..................................    4
      SECTION 3.06.  Special Meetings ..................................    5
      SECTION 3.07.  Action by Consent .................................    5
      SECTION 3.08.  Organization ......................................    5
      SECTION 3.09.  Resignations ......................................    5
      SECTION 3.10.  Removal of Directors ..............................    5
      SECTION 3.11.  Vacancies .........................................    6
      SECTION 3.12.  Compensation of Directors .........................    6
      SECTION 3.13.  Committees ........................................    6
      SECTION 3.14.  Contracts .........................................    7
      SECTION 3.15.  Participation in Meetings .........................    7
      SECTION 3.16.  Reliance Upon Records,
                       Information, Opinions, Reports
                       and Statements ..................................    7

ARTICLE IV - Officers ..................................................    8

      SECTION 4.01.  Number ............................................    8
      SECTION 4.02.  Election, Term of Office
                       and Qualifications ..............................    8
      SECTION 4.03.  Subordinate Officers ..............................    8
      SECTION 4.04.  Removal ...........................................    9
      SECTION 4.05.  Resignations ......................................    9
      SECTION 4.06.  Vacancies .........................................    9

      SECTION 4.07.  Chairman of the Board .............................    9
      SECTION 4.08.  President .........................................    9
      SECTION 4.09.  Executive Vice President ..........................   10
      SECTION 4.10.  Vice Presidents ...................................   10
      SECTION 4.11.  Secretary .........................................   10
      SECTION 4.12.  Assistant Secretaries .............................   11
      SECTION 4.13.  Treasurer .........................................   11
      SECTION 4.14.  Assistant Treasurers ..............................   11
      SECTION 4.15.  Salaries ..........................................   12

ARTICLE V - Contracts, Checks, Drafts,
              Bank Accounts, Etc .......................................   12

      SECTION 5.01.  Contracts, Etc., How
                       Executed ........................................   12
      SECTION 5.02.  Checks, Drafts, Etc ...............................   12
      SECTION 5.03.  Deposits ..........................................   12
      SECTION 5.04.  General and Special
                       Bank Accounts ...................................   12
      SECTION 5.05.  Proxies ...........................................   13

ARTICLE VI - Shares and Their Transfer .................................   13

      SECTION 6.01.  Certificates of Stock .............................   13
      SECTION 6.02.  Transfer of Stock .................................   13
      SECTION 6.03.  Lost, Destroyed and
                       Mutilated Certificates ..........................   14
      SECTION 6.04.  Transfer Agent and
                       Registrar; Regulations ..........................   14
      SECTION 6.05.  Fixing Date for Determination
                       of Stockholders of Record .......................   15

ARTICLE VII - Seal .....................................................   15

      SECTION 7.01.  General ...........................................   15

ARTICLE VIII - Miscellaneous Provisions ................................   15

      SECTION 8.01.  Fiscal Year .......................................   15
      SECTION 8.02.  Waivers of Notice .................................   15
      SECTION 8.03.  Qualifying in Foreign
                       Jurisdictions ...................................   16
      SECTION 8.04.  Indemnification ...................................   16

ARTICLE IX - Amendments ................................................   16

      SECTION 9.01.  General ...........................................   16

                                     BY-LAWS

                                       OF

                           PAX WORLD GROWTH FUND, INC.



                                    ARTICLE I

                                     Offices

            SECTION 1.01. Registered Office. The registered office of the Corporation shall be established and maintained at 9 East Loockerman Street, Dover, Delaware 19901 and National Corporate Research, Ltd. shall be the registered agent of the Corporation in charge thereof.

            SECTION 1.02. Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.


                                   ARTICLE II

                                  Stockholders

            SECTION 2.01. Annual Meetings. Subject to change by resolution of the Board of Directors, the annual meeting of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting shall be held on the fourth Tuesday in April of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday. The meeting may be held at such time and such place within or without the State of Delaware as shall be fixed by the Board of Directors and stated in the notice of the meeting.

            SECTION 2.02. Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board, if any, or the President. Special meetings shall be held on the date and at the time and place either within or without the State of Delaware as specified in the notice thereof.

            SECTION 2.03. Notice of Meetings. Except as otherwise expressly required by law or the Certificate of Incorporation of the Corporation, written notice stating the place and time of the meeting and, in the case of a special meeting, the purpose or purposes of such meeting, shall be given by the Secretary to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation not less than ten nor more than sixty days prior to the meeting. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall, in person or by attorney thereunto duly authorized, waive notice of any meeting, in writing or by telegraph, cable or wireless, whether before or after such meeting be held, the notice thereof need not be given to him. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him. Notice of any adjourned meeting of stockholders need not be given except as provided in SECTION 2.05 of this ARTICLE II.

            SECTION 2.04. Quorum. Subject to the provisions of law in respect of the vote that shall be required for a specific action, the number of shares the holders of which shall be present or represented by proxy at any meeting of stockholders in order to constitute a quorum for the transaction of any business shall be a majority of all the shares issued and outstanding and entitled to vote at such meeting.

            SECTION 2.05. Adjournment. At any meeting of stockholders, whether or not there shall be a quorum present, the holders of a majority of shares voting at the meeting, whether present in person at the meeting or represented by proxy at the meeting, may adjourn the meeting from time to time. Except as provided by law, notice of such adjourned meeting need not be given otherwise than by announcement of the time and place of such adjourned meeting at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

            SECTION 2.06. Organization. The Chairman of the Board, if any, or in his absence, the President or, in the absence of both the foregoing officers, the Executive Vice President, if any, or in the absence of all of the foregoing officers, a Vice President shall call meetings of the stockholders to order and shall act as chairman of such meetings. In the absence of the Chairman of the Board, if any, the President, the Executive Vice President, if any, and a Vice President, the holders of a majority in number of the shares of the capital stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall elect a chairman, who may be the Secretary of the Corporation. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders; but in the absence of the Secretary, the chairman may appoint any person to act as secretary of the meeting.

            SECTION 2.07. Voting. Each stockholder shall, except as otherwise provided by law or by the Certificate of

Incorporation, at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock entitled to vote held by such stockholder, but no proxy shall be voted on after three years from its date, unless said proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any matter before the meeting shall be by ballot. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, all elections for directors shall be decided by plurality vote; all other matters shall be decided by a majority of the votes cast thereon.

            SECTION 2.08. Stockholders List. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order with the address of each and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole thereof and may be inspected by any stockholder who is present.

            SECTION 2.09. Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his last known post office address.

            SECTION 2.10. Inspectors of Election. The Board of Directors may at any time appoint one or more persons to serve as Inspectors of Election at the next succeeding annual meeting of stockholders or at any other meeting or meetings and the Board of Directors may at any time fill any vacancy in the office of Inspector. If the Board of Directors fails to appoint Inspectors, or if any Inspector appointed be absent or refuse to act, or if his office becomes vacant and be not filled by the Board of Directors, the Chairman of any meeting of the stockholders may appoint one or more temporary Inspectors for such meeting. All proxies shall be filed with the Inspectors of Election of the meeting before being voted upon.

            SECTION 2.11. Action by Consent. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any meeting of stockholders, or any action which may be taken at any meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                   ARTICLE III

                               Board of Directors

            SECTION 3.01. General Powers. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors.

            SECTION 3.02. Number, Qualification and Term of Office. The number of directors shall be such as the Board of Directors may by resolution direct. Directors need not be stockholders. Each director shall hold office for the term for which he is appointed or elected and until his successor shall have been elected and shall qualify, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Directors need not be elected by ballot, except upon demand of any stockholder. The Chairman of the Board, if any, shall be chosen from among the directors.

            SECTION 3.03. Quorum and Manner of Action. Except as otherwise provided by law or these By-laws, a majority of the Board of Directors shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present and voting at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given. The directors shall act only as a board and individual directors shall have no power as such.

            SECTION 3.04. Place of Meeting, etc. The Board of Directors may hold its meetings, have one or more offices and keep the books and records of the Corporation at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

            SECTION 3.05. Regular Meetings. A regular meeting of the Board of Directors shall be held for the election of officers and the transaction of other business as soon as practicable after each annual meeting of stockholders, and other regular meetings of said Board of Directors shall be held at such times and places as said Board of Directors shall direct. No notice shall be required for any regular meeting of the Board of Directors but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every director at least three days before the first meeting held in pursuance thereof.

            SECTION 3.06. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or any three directors. The Secretary or any Assistant Secretary shall give notice of the time and place of each special meeting by mailing a written notice of the same to each director at his last known post office address at least two days before the meeting or by causing the same to be delivered personally or to be transmitted by telegraph, cable, wireless, telephone or orally at least twenty-four hours before the meeting to each director.

            SECTION 3.07. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

            SECTION 3.08. Organization. At each meeting of the Board of Directors, the Chairman of the Board, if any, or in his absence, a director chosen by a majority of the directors present shall act as Chairman. The Secretary or, in his absence, an Assistant Secretary or, in the absence of both the Secretary and an Assistant Secretary, any person appointed by the chairman of the meeting shall act as secretary of the meeting.

            SECTION 3.09. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, if any, the President or the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            SECTION 3.10. Removal of Directors. Except as otherwise provided by law or the Certificate of Incorporation, any director may be removed, either with or without cause, at any time by the affirmative vote of a majority in interest of the holders of record of the stock having voting power at an annual meeting or at a special meeting of the stockholders called for the purpose; and the vacancy in the Board of Directors caused by any such removal may be filled by the stockholders at such meeting or by the Board of Directors in the manner provided in SECTION 3.11 of this ARTICLE III.

            SECTION 3.11. Vacancies. Any vacancy in the Board of Directors caused by death, resignation, removal (whether or not for cause), disqualification, an increase in the number of directors or any other cause may be filled by the majority vote of the remaining directors of the Corporation at the next annual meeting, any regular meeting or any special meeting called for the purpose. Each director so elected shall hold office for the unexpired term or for such lesser term as may be designated and until his successor shall be duly elected and qualified, or until his death or until he shall resign or shall have been removed in the manner herein provided. In case all the directors shall die or resign or be removed or disqualified, any stockholder having voting powers may call a special meeting of the stockholders, upon notice given as herein provided for meetings of the stockholders, at which directors may be elected for the unexpired term.

            SECTION 3.12. Compensation of Directors. Directors may receive such sums for their services and expenses as may be directed by resolution of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for their services and expenses.

            SECTION 3.13. Committees. By resolution or resolutions passed by a majority of the whole Board of Directors at any meeting of the Board of Directors, the directors may designate one or more committees, each committee to consist of one or more directors. To the extent provided in said resolution or resolutions, unless otherwise provided by law, such committee or committees shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, including the power and authority to authorize the seal of the Corporation to be affixed to all papers which may require it, to declare dividends and to authorize the issuance of shares of capital stock of the Corporation. Further, the Board of Directors may designate one or more directors as alternate members of a committee who may replace an absent or disqualified member at any meeting. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. A committee may make such rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary.

One-third of the members of a committee shall constitute a quorum for the transaction of business of such committee. Regular meetings of a committee shall be held at such times as such committee shall from time to time by resolution determine. No notice shall be required for any regular meeting of a committee but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every member of such committee at least three days before the first meeting held in pursuance thereof. Special meetings of a committee may be called by the chairman of such committee or the secretary of such committee, or any two members thereof. The Secretary of the Corporation or the secretary of such committee shall give notice of the time and place of each Special Meeting by mail at least two days before such meeting or by telegraph, cable, wireless, telephone or orally at least twenty-four hours before the meeting to each member of such committee.

            SECTION 3.14. Contracts. (a) No contract or other transaction between this Corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers, of such other corporation, provided that such facts are disclosed or made known to the Board of Directors.

            (b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way be reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section
3.14 shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

            SECTION 3.15. Participation in Meetings. Members of the Board of Directors or of any committee may participate in any meeting of the Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

            SECTION 3.16. Reliance Upon Records, Information, Opinions, Reports and Statements. A member of the Board of

Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters such member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.


                                   ARTICLE IV

                                    Officers

            SECTION 4.01. Number. The officers of the Corporation shall be a President, a Secretary and a Treasurer. In addition, the Board of Directors may elect a Chairman of the Board, an Executive Vice President, one or more Vice Presidents and such other subordinate officers as may be appointed in accordance with the provisions of SECTION 4.03 of this ARTICLE IV. Any number of offices may be held by the same person, except that if there is more than one stockholder the offices of President and Secretary may not be held by the same person; provided, however, that when all of the issued and outstanding stock of the Corporation is owned by one person, such person may hold all or any combination of offices.

            SECTION 4.02. Election, Term of Office and Qualification. The officers shall be elected annually by the Board of Directors at their first meeting after each annual meeting of the stockholders of the Corporation. Each officer, except such officers as may be appointed in accordance with the provisions of SECTION 4.03 of this ARTICLE IV, shall hold office until his successor shall have been duly elected and qualified, or until his death or until he shall have resigned or shall have become disqualified or shall have been removed in the manner hereinafter provided.

            SECTION 4.03. Subordinate Officers. The Board of Directors or the President may from time to time appoint such other officers, including one or more Assistant Treasurers and one or more Assistant Secretaries, and such agents and employees of the Corporation as may be deemed necessary or desirable. Such officers, agents and employees shall hold office for such period and upon such terms and conditions, have such authority and perform such duties as in these By-laws provided or as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe. The Board of Directors, the Chairman of the Board, if any, or the President may from time to time authorize any officer to appoint and remove agents and employees and to prescribe the powers and duties thereof.

            SECTION 4.04. Removal. Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors or, except in case of any officer elected by the Board of Directors, by any committee or superior officer upon whom the power of removal may be conferred by the Board of Directors or by these By-laws.

            SECTION 4.05. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            SECTION 4.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-laws for regular election or appointment to such office.

            SECTION 4.07. Chairman of the Board. The Chairman of the Board, if any, shall preside, if present, at all meetings of the stockholders and at all meetings of the Board of Directors and he shall perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors or prescribed by these By-laws.

            SECTION 4.08. President. The President shall be the chief executive officer of the Corporation and shall have general direction of the affairs of the Corporation and general supervision over its several officers, subject, however, to the control of the Board of Directors and the Chairman of the Board, if any. The President shall at each annual meeting and from time to time report to the stockholders and the Board of Directors all matters within his knowledge which the interest of the Corporation may require to be brought to their notice, may sign with the Treasurer or an Assistant Treasurer, if any, or the Secretary or an Assistant Secretary, if any, any or all certificates of stock of the Corporation, shall preside, in the absence of the Chairman of the Board, at all meetings of the stockholders and at all meetings of the Board of Directors, may sign and execute in the name of the Corporation all contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated or permitted by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, and in general shall perform such duties and, subject the other provisions of these By-laws and to the control of the Board of

Directors and the Chairman of the Board, if any, have such powers incident to the office of President and perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, if any, or prescribed by these By-laws.

            SECTION 4.09. Executive Vice President. Except as otherwise provided herein, the Executive Vice President, if any, shall, at the request of the President or in his absence or disability, perform the duties of the President, and when so acting shall have all the powers of, and be subject to all of the restrictions upon, the President, shall preside, in the absence of the Chairman of the Board, if any, and the President, at all meetings of the stockholders, may sign with the Treasurer or an Assistant Treasurer, if any, or the Secretary or an Assistant Secretary, if any, any or all certificates of stock of the Corporation and shall perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, if any, or the President or prescribed by these By-laws.

            SECTION 4.10. Vice Presidents. Each Vice President, if any, may sign with the Treasurer or an Assistant Treasurer, if any, or the Secretary or an Assistant Secretary, if any, certificates of stock of the Corporation and shall have such other powers and shall perform such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, if any, or the President or prescribed by these By-laws. In the absence or disability of the President, the Vice President (if there is no Executive Vice President, or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting, shall have all the powers and be subject to all the restrictions upon the President.

            SECTION 4.11. Secretary. The Secretary shall keep or cause to be kept, in books provided for the purpose, the minutes of the meetings of the stockholders, the Board of Directors and any committee when so required, shall see that all notices are duly given in accordance with the provisions of these By-laws and as required by law, shall be custodian of the records and the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws, shall keep or cause to be kept a register of the post office address of each stockholder, may sign with the Chairman of the Board, if any, the President, the Executive Vice President, if any, or any Vice President certificates of stock of the Corporation, and in general shall perform such duties and have such powers incident to the office of Secretary and shall perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, if any, or the President or prescribed by these By-laws.

            SECTION 4.12. Assistant Secretaries. Any Assistant Secretary shall, at the request of the Secretary or in his absence or disability, perform the duties of the Secretary and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary and shall perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, if any, the President or the Secretary or prescribed by these By-laws.

            SECTION 4.13. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these By-laws, shall at all reasonable times exhibit his books of account and records, and cause to be exhibited the books of account and records of any corporation controlled by the Corporation, to any of the directors of the Corporation upon application during business hours at the office of the Corporation, or such other corporation, where such books and records are kept, shall render a statement of the condition of the finances of the Corporation at all regular meetings of the Board of Directors and a full financial report at the annual meeting of the stockholders, shall, if called upon to do so, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, may sign with the Chairman of the Board, if any, the President, the Executive Vice President or any Vice President certificates of stock of the Corporation, and in general shall perform such duties and have such powers incident to the office of Treasurer and such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, if any, or the President or prescribed by these By-laws.

            SECTION 4.14. Assistant Treasurers. Any Assistant Treasurer shall, at the request of the Treasurer or in his absence or disability, perform the duties of the Treasurer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Treasurer and shall perform such duties and have such other powers as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, if any, the President or the Treasurer or prescribed by these By-laws.

            SECTION 4.15. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.


                                    ARTICLE V

                 Contracts, Checks, Drafts, Bank Accounts, Etc.

            SECTION 5.01. Contracts, etc., How Executed. Except as otherwise provided in these By-laws, the Board of Directors may authorize any officer or officers, employee or employees or agent or agents of the Corporation to enter into any contract or execute and deliver any instrument, on behalf and in the name of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by a committee appointed in accordance with the provisions of these By-laws or otherwise by these By-laws, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or render it liable pecuniarily for any purpose or amount.

            SECTION 5.02. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, employee or employees or agent or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors.

            SECTION 5.03. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors or committee appointed by the Board of Directors may designate from time to time or as may be designated from time to time by any officer or officers, employee or employees or agent or agents of the Corporation to whom such power may be delegated by the Board of Directors; and for the purpose of such deposit, any officer or officers, employee or employees or agent or agents of the Corporation as from time to time shall be determined by resolution of the Board of Directors or committee appointed by the Board of Directors may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

            SECTION 5.04. General and Special Bank Accounts. The Board of Directors or committee appointed by the Board of Directors may authorize from time to time the opening and keeping with such banks, trust companies or other depositaries as it may designate of general and special bank accounts and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these By-laws, as it may deem expedient.

            SECTION 5.05. Proxies. Except as otherwise provided in these By-laws or in the Certificate of Incorporation of the Corporation, and unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, if any, or the President may appoint from time to time an attorney or attorneys, or agent or agents, of the Corporation, on behalf and in the name of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf and in the name of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.


                                   ARTICLE VI

                            Shares and Their Transfer

            SECTION 6.01. Certificates of Stock. Certificates for shares of the capital stock of the Corporation shall be in such form not inconsistent with law as shall be approved by the Board of Directors. They shall be numbered in order of their issue and shall be signed by the Chairman of the Board, if any, the President, the Executive Vice President, if any, or any Vice President and the Treasurer or any Assistant Treasurer, if any, or the Secretary or any Assistant Secretary, if any, of the Corporation, and the seal of the Corporation shall be affixed thereto. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been placed upon any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Corporation.

            SECTION 6.02. Transfer of Stock. Transfer of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation, or a transfer agent of the Corporation, if any, on surrender of the certificate or certificates for such shares properly endorsed. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary or to said transfer agent, shall be so expressed in the entry of transfer.

            SECTION 6.03. Lost, Destroyed and Mutilated Certificates. The holder of any stock issued by the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor or the failure to receive a certificate of stock issued by the Corporation, and the Board of Directors, the Chairman of the Board, if any, the President or the Secretary of the Corporation may, in its or his discretion, cause to be issued to such holder a new certificate or certificates of stock, upon compliance with such rules, regulations and/or procedures as may be prescribed or have been prescribed by the Board of Directors with respect to the issuance of new certificates in lieu of such lost, destroyed or mutilated certificate or certificates of stock issued by the Corporation which are not received, including the posting with the Corporation of a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

            SECTION 6.04. Transfer Agent and Registrar; Regulations. The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation shall be directly transferable, and also one or more registry offices, each in the charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered, and no certificate for shares of the capital stock of the Corporation, in respect of which a Registrar and/or Transfer Agent shall have been designated, shall be valid unless countersigned by such Transfer Agent and registered by such Registrar, if any. The Board of Directors shall also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

            SECTION 6.05. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action, and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, to express consent to any such corporate action, to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If the stock transfer books are to be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting in the case of a merger or consolidation, the books shall be closed at least twenty
(20) days before such meeting.


                                   ARTICLE VII

                                      Seal

            SECTION 7.01. General. The Board of Directors shall provide a suitable seal containing the name of the Corporation, which seal shall be in the charge of the Secretary and which may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. If and when so directed by the Board of Directors, a duplicate of the seal may be kept and be used by an officer of the Corporation designated by the Board of Directors.


                                  ARTICLE VIII

                            Miscellaneous Provisions

            SECTION 8.01. Fiscal Year. The fiscal year of the Corporation shall end on such date of each year as shall be determined by the Board of Directors of the Corporation.

            Section 8.02. Waivers of Notice. Whenever any notice of any nature is required by law, the provisions of the Certificate of Incorporation or these By-laws to be given, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

            SECTION 8.03. Qualifying in Foreign Jurisdiction. The Board of Directors shall have the power at any time and from time to time to take or cause to be taken any and all measures which they may deem necessary for qualification to do business as a foreign corporation in any one or more foreign jurisdictions and for withdrawal therefrom.

            SECTION 8.04. Indemnification. Directors, officers, employees and agents of the Corporation shall not be liable to the Corporation, any stockholder, officer, director, employee or other person for any action or failure to act except for willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their office. The Corporation shall indemnify directors, officers, employees and agents of the corporation against judgments, fines, settlements and expenses to the fullest extent authorized and in the manner permitted by applicable federal and state law. The Corporation may purchase insurance to protect itself and its directors, officers, employees and agents against judgments, fines settlements and expenses to the fullest extent authorized and in the manner permitted by applicable federal and state law. Nothing contained in this Section 8.04 shall be construed to indemnify directors, officers, employees and agents of the Corporation against, nor to permit the corporation to purchase insurance that purports to protect against, any liability to the Corporation or any stockholder, officer, director, employee, agent or other person to whom he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.


                                   ARTICLE IX

                                   Amendments

            SECTION 9.01. General. These By-laws shall be subject to amendment, alteration or repeal, and new By-laws not inconsistent with any provision of the Certificate of Incorporation of the Corporation or any provision of law, may be made, either by (i) the affirmative vote of the holders of record of a majority of the outstanding shares of the Common Stock of the Corporation entitled to vote in respect thereof, given at an annual meeting or at any special meeting, provided that notice of the proposed amendment, alteration or repeal or of the proposed new By-laws be included in the notice of such meeting, or (ii) the affirmative vote of two-thirds of the members of the Board of Directors at any regular or special meeting.